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                                                                   EXHIBIT 21.1

             SUBSIDIARIES OF AMERICAN ORIENTAL BIOENGINEERING, INC.
                             (AS OF APRIL 14, 2004)

Subsidiary                                        Place of Incorporation
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Harbin Three Happiness Bioengineering Co., Ltd.   The People's Republic of China